UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2026

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2026, Beyond Air, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). On April 20, 2026, the record date for stockholders entitled to notice of, and to vote at, the Special Meeting, 12,692,684 shares of the Company’s common stock (“Common Stock”) were outstanding. The holders of 6,487,760 shares of Common Stock were present at the Special Meeting, either in person or represented by proxy, constituting a quorum.

The following matters were considered at the Special Meeting:

Proposal 1.	Reverse Stock Split Proposal

The Company’s stockholders granted the board of directors of the Company (the “Board”) authority, in its sole discretion, prior to the one-year anniversary of the Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”), at a reverse split ratio of between 1-for-2 and 1-for-20 as determined by the Board, whereby every 2 to 20 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock. The Reverse Stock Split will not change the number of authorized shares of our capital stock. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
5,177,506	1,222,793	87,461	0

The Reverse Stock Split proposal was approved by the Company’s stockholders. The results reported above are final voting results. No other matters were considered or voted upon at the meeting, except a proposal to adjourn the Special Meeting of Stockholders to a later date, if necessary, to permit further solicitation and vote proxies in the event there were not sufficient votes in favor of the Reverse Stock Split Proposal. Based upon the voting results, the latter was not applicable.

Item 8.01. Other Events.

On June 18, 2026, immediately following the receipt of stockholder approval at the Special Meeting, the Board approved a reverse stock split ratio of 1-for-20, whereby every 20 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock (the “Approved Ratio”). The Company expects to effect the Reverse Stock Split at the Approved Ratio at such time as determined by the Company’s Board, subject to the filing and effectiveness of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

The Company intends to implement the Reverse Stock Split to raise the per share bid price of the Common Stock above $1.00 per share for at least ten trading days and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). As previously disclosed, the Company must demonstrate compliance with the Bid Price Rule on or before July 31, 2026. The Company cannot provide assurance that the Reverse Stock Split will be implemented at the Approved Ratio, implemented in a timely manner or at all, or that if implemented, that it will achieve the desired effects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: June 22, 2026	By:	/s/ Daniel Moorhead
	Name:	Daniel Moorhead
	Title	Chief Financial Officer